INDEX TO EXHIBITS

(1)      (i)      Agreement and Declaration of Trust*

         (ii)     Amendment No. 1 to Agreement & Declaration of Trust

(2)               Bylaws*

(3)               Inapplicable

(4)               Inapplicable

(5)               Form of Advisory Agreement*

(6)               Inapplicable

(7)               Inapplicable

(8)               Form of Custody Agreement with Investors Banks & Trust
                  Company

(9)(i)            Form of Administrative Services Agreement*

(9)(ii)           Form of Accounting Services Agreement*

(9)(iii) Form of Transfer, Dividend Disbursing, Shareholder Service and Plan Agency Agreement*

(10)              Opinion and Consent of Counsel

(11)              Consent of Independent Public Accountants

(12)              Inapplicable

(13)              Form of Agreement Relating to Initial Capital*

(14)              Gannett Welsh & Kotler Individual Retirement Account Plan**

(15)              Form of Plan of Distribution Pursuant to Rule 12b-1*

(16)              Inapplicable

(17)     (i)      Financial Data Schedule for the GW&K Equity Fund

         (ii)     Financial Data Schedule for the GW&K Government Securities
                  Fund

(18)              Inapplicable

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*        Incorporated by reference to the Trust's initial registration statement on Form N-1A.

**       To be filed by amendment.


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